SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8K12g

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  November 4, 2003


                               NATIONAL COAL CORP
                           ---------------------------
                            (New name of registrant)


                       SOUTHERN GROUP INTERNATIONAL, INC.
                              ---------------------
                          (Previous name of registrant)



Florida                            0-26509                     65-06001212
- ---------------------            ---------                  -----------------
(State or other                 (Commission File No.)       (IRS Employer
jurisdiction of                                             Identification  No.)
incorporation)


                        319 Ebenezer Road, Knoxville, TN 37923
      --------------------------------------------------------------------
                             (Address of Registrant)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (865) 769-3749

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        None.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        None


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None.


ITEM 5. OTHER EVENTS

On March 28, 2003, National Coal Corp., a Tennessee Corp., entered into a Share Purchase Agreement whereby it purchased 500,000 shares or 22% of Southern Group International, Inc., a Florida corporation, from Surinder Rametra. Such shares have been cancelled and returned to the treasury of Southern Group International, Inc. as of April 11, 2003. On April 11, 2003, the Board of Southern Group International, Inc. approved a Plan and Agreement of Reorganization whereby all the outstanding shares of National Coal Corp. were exchanged for 34,200,000 shares of Southern Group International, Inc. After the transaction, Messrs. Nix, Belote, and Kite, and Ms. Bowen, or their designees, own a total of 30,700,000 shares of Southern Group International, Inc.

Articles of Amendment to the Articles of Incorporation were filed in Florida on August 4, 2003 changing the name of Southern Group International, Inc. to National Coal Corporation ("National Coal" or the "Company" hereafter). National Coal Corporation, a Tennessee corporation, operates as a wholly owned subsidiary of National Coal Corporation, a Florida corporation. The Company trades in the "Pink Sheets" under the symbol "NLCP.PK."

National Coal Corporation executive offices are located at 319 Ebenezer Road, Knoxville, TN 37923; the telephone number is (865) 769-3749 and the facsimile number is (865) 769-3759.

CERTAIN FACTORS AFFECTING FORWARD LOOKING STATEMENTS

         In addition to statements of historical fact, this Offering Memorandum contains forward-looking statements. The presentation of future aspects of National Coal Corporation ("National Coal" or the "Company") found in these statements is subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Some of these risks might include, but are not limited to, those discussed below. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Without limiting the generality of the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "intend", or "could" or the negative variations thereof or comparable terminology are intended to identify forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Quarterly Reports on Form 10-QSB filed by the Company in 2003 and any Current Reports on Form 8-K filed by the Company.

         The Company engages in coal production by -locating, assembling, leasing, assessing, permitting and developing coal properties in East Tennessee. The Company, after obtaining permits, mines said properties or contracts with mine operators for extraction of the coal minerals on a negotiated fee basis. Some contracts may be on a per ton basis, and some may be on a cost plus basis. The variance is usually due to varying extraction conditions and circumstances.

         The Company currently sells its production into the spot market, but in the future intends to seek long term supply contracts. No such contracts have been negotiated to date.

         Many of the Company's properties have been subject to limited production in the past. Some of the properties were abandoned by previous producers due to poor market conditions, uneconomical production, high labor costs and reclamation bond difficulties.

         Reclamation bonds are obtained and maintained by the Company for each producing property. Bonds typically take the form of cash deposits with the Office of Surface Mining/Department of Interior. In theory, insurance bonds could be used, but such are extremely difficult and time consuming for small companies to obtain in the market.

         The Company maintains an umbrella coverage liability insurance policy for all of its operations, and requires liability policies to be furnished by contract operators, naming the Company as a co-insured.

         The coal industry has been highly competitive with very thin margins in recent years. Only in the past two years, in the opinion of management, have the economics begun to look favorable to coal again. This situation is due to the surge in prices of natural gas. The price increases of natural gas, on a Btu basis, have reached the point that coal fired power plants, using the latest clean air compliant scrubber technology, can be price competitive to natural gas fired plants.

         The Company intends to operate -under as many of its -mineral rights by opening mines, as its capital will allow but it can only open a mine with an estimated $500,000 to $750,000 per mine, including bonds or cash deposited. Due to the operating capital constraints, if the Company cannot raise such needed additional amounts by loans or private placements, it will prevent the Company from expanding its operating mining properties beyond the current operations.

The Company is currently mining coal on a portion of its reserves. The Company has no long term supply contracts at this time, and is selling coal on the spot market. The Company is seeking to enter into long term contracts, but there is no guarantee that such contracts will be entered.

The Company Budget for operations in the next six months is as follows:

         Debt repayment                                       $3,663,000
                                                          (through 10/15/03)
         Lease Purchase                                       $1,196,000
         Mine development expenses & Bonds                    $4,160,000
         Rail improvements to service coal transportation     $1,908,000
         Working Capital                                      $2,573,000
         Commissions and expenses                             $1,500,000

The Company may change any or all of the budget categories in the execution of its business attempts. None of the line items are to be considered fixed or unchangeable.

The Company will need substantial additional capital to support its budget. The Company has revenues, which commenced in August 2003 from production of its mine # 2 surface job. The Company has no committed source for any funds as of the date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, the Company may not be able to carry out its business plan, may never achieve any sales or royalty income, and could fail in business as a result of these uncertainties.

Areas of Interest

The New River Tract assemblage of coal mineral -rights owned by National Coal Corporation consists of approximately sixty five thousand (65,000) acres that lie in Anderson, Campbell and Scott counties, Tennessee.

There are six coal seams that are known to contain mineable coal, that exceed twenty-eight inches in thickness under these mineral rights. The coal seams that are twenty-eight inches in thickness or larger are virgin or have been partially mined over the last hundred plus years on the New River Tract. Several additional coal seams, which outcrop near the top of the mountains, have been partially surfaced mined, but because of the limited amount of information available, no determination of mineability can be made for these seams. The Sewanee and Bon Air coal seams are present -under the mineral rights but lie more than a thousand feet below drainage.

At the present time there is one surface mine producing coal under the New River Tract mineral rights at the Devonia, Tennessee location. The Company is currently working on an additional four permits to open additional mines that will be ready to turn into the Office of Surface Mining before year end.

Location

The National Coal Corporation New River Tract mineral rights assemblage is located approximately twenty-five miles northwest of Knoxville, Tennessee. Portions of the mineral rights extend into Anderson, Campbell and Scott Counties, Tennessee. Total acreage on the property is approximately sixty five thousand acres. The mineral rights cover portions of the Block, Duncan Flats, Fork Mountain, Norma, Petros and Windrock 71/2 minute quadrangle topographic maps.

Transportation

Transportation facilities in the area of these mineral rights include roads and rail. The road network includes Tennessee State highway 116, which crosses the mineral rights and several gravel and hard surface roads that provide adequate access for any mining operations. Interstate highways 75 and 40 are within a few miles of the property. All of the rail facilities are served by the Norfolk Southern Railroad.

In addition, there are two Tennessee Valley Authority coal-fired steam plants within twenty miles of the area. The Kingston steam plant is approximately twenty miles south and the Bull Run plant is approximately twelve miles east of the area. Both are located on good hard surface roads that are adequate for delivery of coal by truck.

Drilling Information

Several mining companies have performed core drilling in the area. Seven hundred twenty two core holes are either on the mineral rights or are close enough to the mineral rights to provide reference information.

Additional Exploration Company drilled a core hole at Rosedale to check for coal methane, and discovered that two coal seams (Sewanee and Bon Air) were thick enough at that location to be considered for future underground reserves.

Geology

Known coal bearing strata on the property include rocks from the early to the middle Pennsylvanian age. These rocks include coal beds from the Crab Orchard and Crooked Fork groups, and the Slatestone, Indian Bluff, Graves Gap, Red Oak Mountain, Vowell Mountain and Cross Mountain formations. Only coal seams from the Blue Gem coal, located near the top of the Slatestone formation, upwards occur on the New River Tract. Core drilling has indicated the existence of coal as low as the Wilder coals, at the top of the Gizzard Group.

The strata that are above the water drainage level consist mainly of relatively thick shale and siltstone sequences with sandstone layers. Coal seams occur in the shale sequences. There are six coal seams that are targets and all of these seams are above the water drainage level. There are other coal seams that contain coal, but insufficient information is available to estimate mineability. The northern portion of the property has not been explored by core drilling, and could possibly contain a large amount of coal.

Railroad Loading Facilities

There are railroad facilities located at Devonia, Tennessee, where Tennessee Mining, Inc. (Addington) was active until the spring of 1998. Also railroad facilities are available at Smoky Junction, Tennessee, where U.S. Coal Company is presently operating one underground mine on the Pewee Rider coal seam on Burge Mountain. A coal processing facility is located at each of the above railroad facilities. The Company intends to improve rail facilities where necessary to serve Company production needs.

COAL SEAM DESCRIPTION ON COMPANY MINERAL RIGHTS IN TENNESSEE

NOTE: The Company cannot now compute any "reserves" because only one of its properties is in limited production. "Reserves", to be so classified, must be based upon reasonably accurate scientific data and professional analysis, be recoverable (economically and physically), have a permitted and operating mine facility at the coal location, and be subject to current sales. These criteria have not been met on Company mineral rights. The Company has, however, estimated potential tonnages in its -mineral rights, based upon information available to it and professional reports by a qualified professional geologist. Such tonnage estimates should not be viewed as reserves because of the lack of criteria compliance discussed above.

Jellico Seam

The Jellico (State) seam is located near the base of the Jellico Formation in the Pennsylvanian Series. The elevation of the coal, in the Coon Pool Branch area, is approximately 1550 feet. The rock strata dips to the northwest at 0.5 to 1.0 percent.

Topographic relief is relatively high (1800 to 1900 feet) with base drainage levels of 1400 to 1500 feet elevation and mountain tops as high as 3350' in elevation. The area is drained by Coon Pool Branch, which flows east into New River.

Eleven core holes were drilled in the area, with ten of the holes showing coal of mineable thickness. The area consists of 514 acres of mineable coal, of which 496 acres are considered measured and has 2,377,500 tons (in place) with an additional 81,000 tons in the indicated category.

West Coal Company drilled the eleven drill holes, but no coal quality analyses are available. Tennessee Mining, Inc. operated mines in the area from 1995 to early 1998, but did no core drilling in the area. The Jellico coal has been mined extensively on the National Coal Corporation -property, including the Stallion Branch mine immediately to the west of the area.

The sulfur content of the Jellico seam will range from 1.5 to 2.5%.

  It is unknown to what extent any of this coal is a mineable. Core drilling was done in this area by West Coal Company in the early 1980's. West Coal Company mined the Jellico seam on Cages Creek and on Smoky Creek, which lies west of this area.

Windrock Seam

The Windrock coal seam is the uppermost unit of the Graves Gap group, and it lies approximately four hundred feet above the Jellico coal seam. Several mines have operated in Anderson and Campbell Counties, Tennessee, but none on National Coal Corporation's New River Tract. The area contains 1,632 acres with the potential for 7,834,704 tons based on information from more than eighty core holes that were drilled by West Coal Company and Tennessee Mining, Inc.; however no mining was done by either company, although a permit has been approved for underground mining on Buffalo Mountain. It is unknown to what extent any of this is mineable coal.

Big Mary Seam

The Big Mary (Dean) seam lies approximately fifty feet above the Windrock coal seam. Four areas are considered to contain mineable coal. This coal is in the lower portion of the Red Oak Mountain Group. Three underground mines that operated on the property show the following sulfur content.

Moore mine at Devonia - sample taken in 1953 - 4.1% sulfur Trimore mine at Devonia - sample taken in 1953 - 3.2% sulfur Alrosha mine on Bootjack Mt. - sample taken in 1976 - 2.5% sulfur

The area on High Point contains 567 acres and 2,721,600 tons of potential coal and another 42 acres with 201,600 tons of potential coal. The core drilling in the area was done by West Coal Company in the 1980's. Tennessee Mining, Inc. did not drill core holes that penetrated this seam in the area.

High Point Mountain contains 395 acres and 2,133,000 tons of potential coal and another 120 acres and 648,000 tons of potential coal. Only one core hole has been drilled on this seam on High Point Mountain. The hole was drilled by West Coal Company in the 1980's. The potentials were based on measurements along the coal seam outcrop line where the coal was exposed. Tennessee Mining, Inc. did not drill this area.

Ash Log Mountain contains 593 acres and 3,024,300 tons and another 83 acres and 423,300 tons. Two core holes have been drilled on the area, however a large potion of the outcrop line has been surface mined, which indicates the coal is of mineable thickness. The outcrop line measurements show thicker coal than the drill holes indicate. No quality analyses are available for this area. Tennessee Mining, Inc. did not drill this area.

Red Oak Mountain contains 421 acres and 2,399,700 tons of potential coal and another 34 acres and 193,800 tons of potential coal. The core holes in this area were drilled by Koppers, Inc. and Anchor Oil Co. Tennessee Mining, Inc. drilled two holes in 1997 that are south of the area.

Walnut Mountain Seam

The Walnut Mountain seam lies approximately three hundred fifty feet above the Big Mary seam and forty feet below the Pewee seam. The coal is usually less than 1% sulfur and has a high Btu content. The area on High Point contains 193 acres and 864,500 tons of potential coal in the measured category. Several core holes have been drilled in the area. Tennessee Mining drilled twenty-one holes, with West Coal Company and Corich Coal drilling the -remaining holes. The underground mine was mined by Scott Coal Corporation (owned by West Coal Co.), -and closed in the mid 1980's.

The area on Buffalo Mountain contains 624 acres and 3,369,600 tons of potential coal on the Walnut Mountain seam. More than thirty core holes have been drilled in the area. The coal seams have partings (shale zones) in some of the area and the coal will have to be processed before it can be marketed. This area is above the Windrock area (Map 3) on Buffalo Mountain.

Pewee Seam

The area of the Pewee seam on Fork Mountain contains approximately 1,372,000 tons of potential coal on 286 acres that remains unmined. At present, a mine is permitted on this area (the yellow area in the middle of the map is the extent of the mining). The mine can be re-opened in a short time. The mine is permitted as REATTA MINING, Fork Mtn. Mine #1, the M.S.H.A. - I.D. Number is 40-3109. The mine map was prepared by IRTEC, an engineering firm in Caryville, Tennessee.

The coal seam averages thirty inches in thickness and is a "low sulfur product", with less than 1% sulfur content. The map shows several outcrop measurements that were taken in test pits along the outcrop line that was opened by Tennessee Mining, Inc. before Reatta began operations. The large yellow area on the north portion of the map shows the extent of the highwall mining done by Tennessee Mining, Inc. in 1996 and 1997.

There is an area on Stallion Mountain where the Pewee seam averages 33" in thickness and has an area containing 486 acres and 2,405,700 tons of potential coal in the measured category. The top of Stallion Mountain possibly may allow mountain top surface mining.

The coal from the Pewee seam-usually can be sold without washing if mining conditions are favorable.

Pewee Rider Seam

The area on High Point contains 139 acres and 771,500 tons of potential coal and another 8 acres and 44,400 tons of potential coal. The Pewee Rider seam lies approximately forty feet above the Pewee coal and eighty-five feet above the Walnut Mountain seam; however, in some areas the interval can be much less. Twenty-one core holes were drilled by Tennessee Mining, Inc. in 1995 on this seam.

The area on Hannah contains 94 acres and 465,300 tons of potential coal. This area is adjacent to the Reatta Mining #3 mine, and should be underground mined. A surface mine is permitted and active to the north and adjacent to the area.

ACREAGE AND COAL SEAMS FOUND IN THE NATIONAL COAL CORPORATION ASSEMBLAGE -
NEW RIVER TRACT
------------------------------------------------------------------------------

SEAM                   LOCATION                   MEASURED ACRES
====================== ========================== ====================
====================== ========================== ====================
Jellico                Coon Pool Branch                           496
Jellico                Cage Creek                               1,230
Windrock               Buffalo Mountain                         1,632
Big Mary               High Point                                 567
Big Mary               High Point Mountain                        395
Big Mary               Ash Log Mountain                           593
Big Mary               Red Oak Mountain                           421
Walnut Mt.             High Point                                 193
Walnut Mt.             Buffalo Mountain                           624
Pewee                  Fork Mountain                              286
Pewee                  Stallion Mountain                          486
Pewee R                High Point                                 139
Pewee R                Burge Mountain                             380
Pewee R                Hannah Top                                  94


Backlog of Orders.  There are currently no orders for sales at this time.
-----------------

Government Contracts.  None at this time.
--------------------

Number of Persons  Employed.  As of October  15,  2003,  the  Company  had 22
---------------------------
full-time  employees.  Executive

Officers work on a full time basis.

                               REGULATORY MATTERS


Federal, state and local authorities regulate the U.S. coal mining industry with respect to matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, the reclamation and restoration of mining properties after mining has been completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects of mining on groundwater quality and availability. In addition, the industry is affected by significant legislation mandating certain benefits for current and retired coal miners. Numerous federal, state and local governmental permits and approvals are required for mining operations. We believe that we have obtained all permits currently required to conduct our present mining operations. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that a proposed exploration for or production of coal may have on the environment. These requirements could prove costly and time-consuming, and could delay commencing or continuing exploration or production operations. Future legislation and administrative regulations may emphasize the protection of the environment and, as a consequence, our activities may be more closely regulated. Such legislation and regulations, as well as future interpretations and more rigorous enforcement of existing laws, may require substantial increases in equipment and operating costs to us and delays, interruptions or a termination of operations, the extent of which we cannot predict.

We endeavor to conduct our mining operations in compliance with all applicable federal, state and local laws and regulations. However, because of extensive and comprehensive regulatory requirements, violations during mining operations occur from time to time in the industry. None of the violations to date or the monetary penalties assessed upon us has been material.

Mine Safety and Health

Stringent health and safety standards have been in effect since Congress enacted the Coal Mine Health and Safety Act of 1969. The Federal Mine Safety and Health Act of 1977 significantly expanded the enforcement of safety and health standards and imposed safety and health standards on all aspects of mining operations.

Most of the states, including the state of Tennessee in which we operate, have state programs for mine safety and health regulation and enforcement. Collectively, federal and state safety and health regulation in the coal mining industry is perhaps the most comprehensive and pervasive system for protection of employee health and safety affecting any segment of U.S. industry. While regulation has a significant effect on our operating costs, our U.S. competitors are subject to the same degree of regulation.

Environmental Laws

We are subject to various federal, state and foreign environmental laws. Some of these laws, discussed below, place many requirements on our coal mining operations. Federal and state regulations require regular monitoring of our mines and other facilities to ensure compliance.

Surface Mining Control and Reclamation Act

The Surface Mining Control and Reclamation Act of 1977 (SMCRA), which is administered by the Office of Surface Mining Reclamation and Enforcement (OSM), establishes mining, environmental protection and reclamation standards for all aspects of surface mining as well as many aspects of deep mining. Mine operators must obtain SMCRA permits and permit renewals for mining operations from the OSM. Where state regulatory agencies have adopted federal mining programs under the act, the state becomes the regulatory authority. Except for Arizona, states in which we have active mining operations have achieved primary control of enforcement through federal authorization.

SMCRA permit provisions include requirements for coal prospecting; mine plan development; topsoil removal, storage and replacement; selective handling of overburden materials; mine pit backfilling and grading; protection of the hydrologic balance; subsidence control for underground mines; surface drainage control; mine drainage and mine discharge control and treatment; and re-vegetation.

The mining permit application process is initiated by collecting baseline data to adequately characterize the pre-mine environmental condition of the permit area. This work includes surveys of cultural resources, soils, vegetation, wildlife, assessment of surface and ground water hydrology, climatology and wetlands. In conducting this work, we collect geologic data to define and model the soil and rock structures and coal that we will mine. We develop mine and reclamation plans by utilizing this geologic data and incorporating elements of the environmental data. The mine and reclamation plan incorporates the provisions of SMCRA, the state programs and the complementary environmental programs that impact coal mining. Also included in the permit application are documents defining ownership and agreements pertaining to coal, minerals, oil and gas, water rights, rights of way and surface land and documents required of the OSM's Applicant Violator System.

Once a permit application is prepared and submitted to the regulatory agency, it goes through a completeness review and technical review. Public notice of the proposed permit is given for a comment period before a permit can be issued. Some SMCRA mine permits take over a year to prepare, depending on the size and complexity of the mine and often take six months to two years to be issued. Regulatory authorities have considerable discretion in the timing of the permit issuance and the public has rights to comment on and otherwise engage in the permitting process, including through intervention in the courts.

Before a SMCRA permit is issued, a mine operator must submit a bond or otherwise secure the performance of reclamation obligations. The Abandoned Mine Land Fund, which is part of SMCRA, requires a fee on all coal produced. The proceeds are used to reclaim mine lands closed prior to 1977 and to pay health care benefit costs of orphan beneficiaries of the Combined Fund. The fee, which partially expires on September 30, 2004, is $0.35 per ton on surface-mined coal and $0.15 per ton on deep-mined coal. After that date, a fee will be assessed each year to cover the expected health care benefit costs of the orphan beneficiaries.

SMCRA stipulates compliance with many other major environmental programs. These programs include the Clean Air Act; Clean Water Act; Resource Conservation and Recovery Act (RCRA); Comprehensive Environmental Response, Compensation, and Liability Acts (CERCLA) superfund and employee right-to-know provisions. Besides OSM, other Federal regulatory agencies are involved in monitoring or permitting specific aspects of mining operations. The U.S. Environmental Protection Agency
(EPA) is the lead agency for States or Tribes with no authorized programs under the Clean Water Act, RCRA and CERCLA. The U.S. Army Corps of Engineers (COE) regulates activities affecting navigable waters and the U.S. Bureau of Alcohol, Tobacco and Firearms (ATF) regulates the use of explosive blasting.

We do not believe there are any substantial matters that pose a risk to maintaining our existing mining permits or hinder our ability to acquire future mining permits. It is our policy to comply with the requirements of the Surface Mining Control and Reclamation Act and the state laws and regulations governing mine reclamation.

Clean Air Act

The Clean Air Act, the Clean Air Act Amendments and the corresponding state laws that regulate the emissions of materials into the air, affect coal mining operations both directly and indirectly. Direct impacts on coal mining and processing operations may occur through Clean Air Act permitting requirements and/or emission control requirements relating to particulate matter, such as fugitive dust, including future regulation of fine particulate matter measuring 10 micrometers in diameter or smaller. The Clean Air Act indirectly affects coal mining operations by extensively regulating the air emissions of sulfur dioxide, nitrogen oxides, mercury and other compounds emitted by coal-fueled electricity generating plants.

In July 1997, the EPA adopted new, more stringent National Ambient Air Quality Standards for very fine particulate matter and ozone. As a result, some states will be required to change their existing implementation plans to attain and maintain compliance with the new air quality standards. Our mining operations and electricity generating customers are likely to be directly affected when the revisions to the air quality standards are implemented by the states. State and federal regulations relating to implementation of the new air quality standards may restrict our ability to develop new mines or could require us to modify our existing operations. The extent of the potential direct impact of the new air quality standards on the coal industry will depend on the policies and control strategies associated with the state implementation process under the Clean Air Act, but could have a material adverse effect on our financial condition and results of operations.


Title IV of the Clean Air Act Amendments places limits on sulfur dioxide emissions from electric power generation plants. The limits set baseline emission standards for these facilities. Reductions in emissions occurred in Phase I in 1995 and in Phase II in 2000 and apply to all coal-fueled power plants. The affected electricity generators have been able to meet these requirements by, among other ways, switching to lower sulfur fuels, installing pollution control devices, such as flue gas desulfurization systems, which are known as "scrubbers," reducing electricity generating levels or purchasing sulfur dioxide emission allowances. Emission sources receive these sulfur dioxide emission allowances, which can be traded or sold to allow other units to emit higher levels of sulfur dioxide. We cannot accurately predict the effect of these provisions of the Clean Air Act Amendments on us in future years. At this time, we believe that implementation of Phase II has resulted in an upward pressure on the price of lower sulfur coals, as additional coal-fueled electricity generating plants have complied with the restrictions of Title IV.

The Clean Air Act Amendments also require electricity generators that currently are major sources of nitrogen oxides in moderate or higher ozone non-attainment areas to install reasonably available control technology for nitrogen oxides, which are precursors of ozone. In addition, the EPA promulgated the final rules that would require coal-burning power plants in 19 eastern states and Washington, D.C. to make substantial reductions in nitrogen oxide emissions beginning in May 2004. Installation of additional control measures required under the final rules will make it more costly to operate coal-fueled electricity generating plants.

The Clean Air Act Amendments provisions for new source review require electricity generators to install the best available control technology if they make a major modification to a facility that results in an increase in its potential to emit regulated pollutants. From 1990 to 1999, the EPA interpreted the new source review criteria in a relatively consistent manner; however, the EPA changed their interpretation during 1999. The Justice Department, on behalf of the EPA, filed a number of lawsuits since November 1999, alleging that 10 electricity generators violated the new source review provisions of the Clean Air Act Amendments at power plants in the Midwestern and Southern United States. The EPA issued an administrative order alleging similar violations by the Tennessee Valley Authority, affecting seven plants and notices of violation for an additional eight plants owned by the affected electricity generators. Many electricity generators have announced settlements with the Justice Department requiring the installation of additional control equipment on selected generating units. If the remaining electricity generators are found to be in violation, they could be subject to civil penalties and be required to install the required control equipment or cease operations. Our customers are among the named electricity generators and if found not to be in compliance, or as a result of the settlements, the fines and requirements to install additional control equipment could adversely affect the amount of coal they would burn if the plant operating costs were to increase to the point that the plants were operated less frequently. At the end of 2002, the EPA issued proposed new source review rules for sources that include electricity generators. These new rules define routine maintenance, repair and replacement. If these rules are finalized without material revisions, electricity generators should be better able to make needed repairs and improvements to their plants without the uncertainty of triggering cost-prohibitive environmental rules.

The Clean Air Act Amendments set a national goal for the prevention of any future, and the remedying of any existing, impairment of visibility in 156 national parks and wildlife areas across the country. Under regulations issued by the EPA in 1999, states are required to set a goal of restoring natural visibility conditions in these Class I areas in their states by 2064 and to explain their reasons to the extent they determine that this goal cannot be met. The state plans may require the application of "Best Available Retrofit Technology" after 2010 on sources found to be contributing to visibility impairment of regional haze in these areas. The control technology requirements could cause our customers to install equipment to control sulfur dioxide and nitrogen oxide emissions. The requirement to install control equipment could affect the amount of coal supplied to those customers if they decide to switch to other sources of fuel to lower emission of sulfur dioxides and nitrogen oxides.

The Clean Air Act Amendments require a study of electricity generating plant emissions of certain toxic substances, including mercury, and direct the EPA to regulate these substances, if warranted. In December 2000, the EPA decided that mercury air emissions from power plants should be regulated. The EPA will propose regulations by December 2003 and will issue final regulations by December 2004. It is possible that future regulatory activity may seek to reduce mercury emissions and these requirements, if adopted, could result in reduced use of coal if electricity generators switch to other sources of fuel.

In addition, Vice President Cheney, as the head of the National Energy Policy Development Group, submitted to the President a National Energy Policy which recommended, among other things, that the President direct the EPA Administrator to work with Congress to propose legislation that would significantly reduce and cap emissions of sulfur dioxide, nitrogen oxide and mercury from electricity power generators. In February 2002, the President proposed to cut electricity power generator emissions by approximately 70% by 2018 using a cap and trade system similar to that now in effect for acid deposition control. The President's proposal has been translated into a legislative proposal. In addition, similar emission reduction proposals have been introduced in Congress, some of which propose to regulate the three pollutants and carbon dioxide, but no such legislation has passed either house of the Congress. If this type of legislation were enacted into law, it could impact the amount of coal supplied to those electricity-generating customers if they decide to switch to other sources of fuel whose use would result in lower emission of sulfur dioxides, nitrogen oxides, mercury and carbon dioxide.

In February 2003, a number of states notified the EPA that they plan to sue the agency to force it to set new source performance standards for utility emissions of carbon dioxide and to tighten existing standards for sulfur dioxide and particulate matter for utility emissions. In June 2003, Massachusetts, Connecticut and Maine filed a law suit against the EPA seeking a court order requiring the EPA to designate carbon dioxide as a criteria pollutant. If these states are successful in obtaining a court order and the EPA agrees to set emission limitations for carbon dioxide, it could adversely affect the amount of coal our customers would purchase from us.

Clean Water Act

The Clean Water Act of 1972 affects coal mining operations by establishing in-stream water quality standards and treatment standards for wastewater discharge through the National Pollutant Discharge Elimination System (NPDES). Regular monitoring, reporting requirements and performance standards are requirements of NPDES permits that govern the discharge of pollutants into water.

Total Maximum Daily Load (TMDL) regulations established a process by which states designate stream segments as impaired (not meeting present water quality standards). Industrial dischargers, including coalmines, will be required to meet new TMDL effluent standards for these stream segments. The adoption of new TMDL effluent limitations for our coalmines could require more costly water treatment and could adversely affect our coal production.

States are also adopting anti-degradation regulations in which a state designates certain water bodies or streams as "high quality." These regulations would prohibit the diminution of water quality in these streams. Waters discharged from coalmines to high quality streams will be required to meet or exceed new "high quality" standards. The designation of high quality streams at our coalmines could require more costly water treatment and could aversely affect our coal production.

Resource Conservation and Recovery Act

The Resource Conservation and Recovery Act (RCRA), which was enacted in 1976, affects coal mining operations by establishing requirements for the treatment, storage and disposal of hazardous wastes. Coal mine wastes, such as overburden and coal cleaning wastes, are exempted from hazardous waste management.

Subtitle C of RCRA exempted fossil fuel combustion wastes from hazardous waste regulation until the EPA completed a report to Congress and made a determination on whether the wastes should be regulated as hazardous. In a 1993 regulatory determination, the EPA addressed some high volume-low toxicity coal combustion wastes generated at electric utility and independent power producing facilities. In May 2000, the EPA concluded that coal combustion wastes do not warrant regulation as hazardous under RCRA. The EPA is retaining the hazardous waste exemption for these wastes. However, the EPA has determined that national non-hazardous waste regulations under RCRA Subtitle D are needed for coal combustion wastes disposed in surface impoundments and landfills and used as mine-fill. The agency also concluded beneficial uses of these wastes, other than for mine filling, pose no significant risk and no additional national regulations are needed. As long as this exemption remains in effect, it is not anticipated that regulation of coal combustion waste will have any material effect on the amount of coal used by electricity generators.

Federal and State Superfund Statutes

Superfund and similar state laws affect coal mining and hard rock operations by creating liability for investigation and remediation in response to releases of hazardous substances into the environment and for damages to natural resources. Under Superfund, joint and several liabilities may be imposed on waste generators, site owners or operators and others regardless of fault.

Global Climate Change

The United States, Australia and more than 160 other nations are signatories to the 1992 Framework Convention on Climate Change, which is intended to limit emissions of greenhouse gases, such as carbon dioxide. In December 1997, in Kyoto, Japan, the signatories to the convention established a binding set of emission targets for developed nations. Although the specific emission targets vary from country to country, the United States would be required to reduce emissions to 93% of 1990 levels over a five-year budget period from 2008 through 2012. Although the United States has not ratified the emission targets and no comprehensive regulations focusing on greenhouse gas emissions are in place, these restrictions, whether through ratification of the emission targets or other efforts to stabilize or reduce greenhouse gas emissions, could adversely affect the price and demand for coal. According to the Energy Information Administration's Emissions of Greenhouse Gases in the United States 2001, coal accounts for 32% of greenhouse gas emissions in the United States, and efforts to control greenhouse gas emissions could result in reduced use of coal if electricity generators switch to lower carbon sources of fuel. In March 2001, President Bush reiterated his opposition to the Kyoto Protocol and further stated that he did not believe that the government should impose mandatory carbon dioxide emission reductions on power plants. In February 2002, President Bush announced a new approach to climate change, confirming the Administration's opposition to the Kyoto Protocol and proposing voluntary actions to reduce the greenhouse gas intensity of the United States. Greenhouse gas intensity measures the ratio of greenhouse gas emissions, such as carbon dioxide, to economic output. The President's climate change initiative calls for a reduction in greenhouse gas intensity over the next 10 years which is approximately equivalent to the reduction that has occurred over each of the past two decades.

Permitting

Mining companies must obtain numerous permits that impose strict regulations on various environmental and safety matters in connection with coal mining. These provisions include requirements for coal prospecting; mine plan development; topsoil removal, storage and replacement; selective handling of overburden materials; mine pit backfilling and grading; protection of the hydrologic balance; subsidence control for underground mines; surface drainage control; mine drainage and mine discharge control and treatment; and revegetation.

We must obtain permits from applicable state regulatory authorities before we begin to mine reserves. The mining permit application process is initiated by collecting baseline data to adequately characterize the pre-mine environmental condition of the permit area. This work includes surveys of cultural resources, soils, vegetation, wildlife, assessment of surface and ground water hydrology, climatology and wetlands. In conducting this work, we collect geologic data to define and model the soil and rock structures and coal that we will mine. We develop mine and reclamation plans by utilizing this geologic data and incorporating elements of the environmental data. The mine and reclamation plan incorporates the provisions of the Surface Mining Control and Reclamation Act, the state programs and the complementary environmental programs that impact coal mining. Also included in the permit application are documents defining ownership and agreements pertaining to coal, minerals, oil and gas, water rights, rights of way, and surface land and documents required of the Office of Surface Mining's Applicant Violator System.

Once a permit application is prepared and submitted to the regulatory agency, it goes through a completeness review, technical review and public notice and comment period before it can be approved. Some Surface Mining Control and Reclamation Act mine permits can take over a year to prepare, depending on the size and complexity of the mine and often take six months to sometimes two years to receive approval. Regulatory authorities have considerable discretion in the timing of the permit issuance and the public has rights to comment on and otherwise engage in the permitting process, including through intervention in the courts.

We do not believe there are any substantial matters that pose a risk to maintaining our existing mining permits or hinder our ability to acquire future mining permits (except availability of cash for bond deposits). It is our policy to ensure that our operations are in full compliance with the requirements of the Surface Mining Control and Reclamation Act and the state laws and regulations governing mine reclamation.

If we are unable to achieve supply contracts, our revenues and operating profits could suffer if we were unable to find buyers willing to purchase our coal at profitable prices.

If transportation for our coal becomes unavailable or uneconomic for our customers, our ability to sell coal could suffer.

Transportation costs represent a significant portion of the total cost of delivered coal and, as a result, the cost of transportation is a critical factor in a customer's purchasing decision. Increases in transportation costs could make our coal a less competitive source of energy or could make some of our operations less competitive than other sources of coal. Some coal supply agreements permit the customer to terminate the contract if the cost of transportation increases by an amount ranging from 10% to 20%, in any given 12-month period.

Coal producers depend upon rail, barge, trucking, overland conveyor and other systems to deliver coal to markets. While U.S. coal customers typically arrange and pay for transportation of coal from the mine to the point of use, disruption of these transportation services because of weather-related problems, strikes, lock-outs or other events could temporarily impair our ability to supply coal to our customers and thus could adversely affect our results of operations.

Risks inherent to mining could increase the cost of operating our business.

Our mining operations are subject to conditions beyond our control that can delay coal deliveries or increase the cost of mining at particular mines for varying lengths of time. These conditions include weather and natural disasters, unexpected maintenance problems, key equipment failures, variations in coal seam thickness, variations in the amount of rock and soil overlying the coal deposit, variations in rock and other natural materials and variations in geologic conditions.

The government extensively regulates our mining operations, which imposes significant costs on us, and future regulations could increase those costs or limit our ability to produce coal.

Federal, state and local authorities regulate the coal mining industry with respect to matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. In addition, significant legislation mandating specified benefits for retired coal miners affects our industry. Numerous governmental permits and approvals are required for mining operations. We are required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of coal may have upon the environment. The costs, liabilities and requirements associated with these regulations may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. The possibility exists that new legislation and/or regulations and orders may be adopted that may materially adversely affect our mining operations, our cost structure and/or our customers' ability to use coal. New legislation or administrative regulations (or judicial interpretations of existing laws and regulations), including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require us or our customers to change operations significantly or incur increased costs. The majority of our coal supply agreements contain provisions that allow a purchaser to terminate its contract, if legislation is passed that either restricts the use or type of coal permissible at the purchaser's plant or results in specified increases in the cost of coal or its use. These factors and legislation, if enacted, could have a material adverse effect on our financial condition and results of operations.

In addition, the United States and over 160 other nations are signatories to the 1992 Framework Convention on Climate Change, which is intended to limit emissions of greenhouse gases, such as carbon dioxide. In December 1997, in Kyoto, Japan, the signatories to the convention established a binding set of emission targets for developed nations. Although the specific emission targets vary from country to country, the United States would be required to reduce emissions to 93% of 1990 levels over a five-year budget period from 2008 through 2012. Although the United States has not ratified the emission targets and no comprehensive regulations focusing on U.S. greenhouse gas emissions are in place, these restrictions, whether through ratification of the emission targets or other efforts to stabilize or reduce greenhouse gas emissions, could adversely impact the price of and demand for coal. According to the Energy Information Administration's Emissions of Greenhouse Gases in the United States 2001, coal accounts for 32% of greenhouse gas emissions in the United States, and efforts to control greenhouse gas emissions could result in reduced use of coal if electricity generators switch to sources of fuel with lower carbon dioxide emissions. Further developments in connection with regulations or other limits on carbon dioxide emissions could have a material adverse effect on our financial condition or results of operations.

Our future success depends upon our ability to continue acquiring and developing coal reserves that are economically recoverable.

Our recoverable reserves will decline as we produce coal. We have not yet applied for the permits required or developed the mines necessary to use all of the coal deposits under our mineral rights. Furthermore, we may not be able to mine all of our coal deposits as profitably as we do at our current operations. Our future success depends upon our conducting successful exploration and development activities and acquiring properties containing economically recoverable coal deposits. Our current strategy includes increasing our coal deposits base through acquisitions of other mineral rights, leases, or producing properties and continuing to use our existing properties. Additionally, the federal government limits the amount of federal land that may be leased by any company to 150,000 acres nationwide. As of September 1, 2003, we leased no acres from the federal government. The limit could restrict our ability to lease significant federal lands.

Our planned development and exploration projects and acquisition activities may not result in the acquisition of significant additional coal deposits and we may not have continuing success developing additional mines. Our mining operations are conducted on -mineral rights owned by us. Because title to most of our - mineral rights are not thoroughly verified until a permit to mine the property is obtained, our right to mine some of our leased coal deposits may be materially adversely affected, if defects in title or boundaries exist. In addition, in order to develop our coal deposits, we must receive various governmental permits. We cannot predict whether we will continue to receive the permits necessary for us to operate profitably in the future.

If the coal industry experiences overcapacity in the future, our profitability could be impaired.

During the mid-1970s and early 1980s, a growing coal market and increased demand for coal attracted new investors to the coal industry, spurred the development of new mines and resulted in added production capacity throughout the industry, all of which led to increased competition and lower coal prices. Similarly, an increase in future coal prices could encourage the development of expanded capacity by new or existing coal producers. Any overcapacity could reduce coal prices in the future.

Our operations could be adversely affected if we fail to maintain required surety bonds.

Federal and state laws require bonds or cash deposits to secure our obligations to reclaim lands used for mining, to pay federal and state workers' compensation, to secure coal lease obligations and to satisfy other miscellaneous obligations. As of October 1, 2003, we had outstanding $257,500 in cash deposited with the Department of Interior for post-mining reclamation. Reclamation surety bonds are typically renewable on a yearly basis, if they are not posted with cash. Our failure to maintain, or inability to acquire, surety bonds that are required by state and federal law would have a material adverse effect on us. That failure could result from a variety of factors including the following:

   o lack of availability, higher expense or unfavorable market terms of new surety bonds;

   o restrictions on the availability of collateral for current and future third-party surety bond issuers under the terms of our indenture or new credit facility; and

   o the exercise by third-party surety bond issuers of their right to refuse to renew the surety.

Our ability to operate our company effectively could be impaired if we lose key personnel.

We manage our business with key personnel, the loss of whom could have a material adverse effect on us. In addition, as our business develops and expands, we believe that our future success will depend greatly on our continued ability to attract and retain highly skilled and qualified personnel. We cannot assure you that key personnel will continue to be employed by us or that we will be able to attract and retain qualified personnel in the future. We - have "key person" life insurance - covering the President, Secretary/Treasurer, Directors, and the Operations Manager. Failure to retain or attract key personnel could have a material adverse effect on us.

Terrorist attacks and threats, escalation of military activity in response to such attacks or acts of war may negatively affect our business, financial condition and results of operations.

Terrorist attacks and threats, escalation of military activity in response to such attacks or acts of war may negatively affect our business, financial condition and results of operations. Our business is affected by general economic conditions, fluctuations in consumer confidence and spending, and market liquidity, which can decline as a result of numerous factors outside of our control, such as terrorist attacks and acts of war. Future terrorist attacks against U.S. targets, rumors or threats of war, actual conflicts involving the United States or its allies, or military or trade disruptions affecting our customers may materially adversely affect our operations. As a result, there could be delays or losses in transportation and deliveries of coal to our customers, decreased sales of our coal and extension of time for payment of accounts receivable from our customers. Strategic targets such as energy-related assets may be at greater risk of future terrorist attacks than other targets in the United States. In addition, disruption or significant increases in energy prices could result in government-imposed price controls. It is possible that any, or a combination, of these occurrences could have a material adverse effect on our business, financial condition and results of operations.

(a) Beneficial owners of five percent (5) or greater, of the Company's Common Stock. (No Preferred Stock is outstanding at the date of this Offering.) There are currently 37,015,931 common shares outstanding.

         The following sets forth information with respect to ownership by holders of more than five percent (5%) of the Company's Common Stock known by the Company as of October 15, 2003:

Title of Class             Name and Address          Amount and Nature          Percent of
                           Of Beneficial Owner       of Beneficial Ownership     Class

Common Stock               Jon Nix  (1)                       14,550,000            39.3%

Common Stock               Farrald & Arlene Belote            15,450,000            41.7%

(1)  Includes 800,000, shares owned by (i) Perdase Holdings, Inc. (400,000), and
     (ii) Jenco Capital Corp. (400,000) of which Jon Nix is a beneficial owner.

(b) The following sets forth information with respect to the Company's Common and Preferred Stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group as of October 15, 2003.

Title of Class     Name and Address          Amount and Nature        Percent of
                   of Beneficial Owner       of Beneficial Ownership      Class
-------------------------------------------------------------------------------

Common            Jon Nix (1)(2)                     15,150,000            40.9%
                  President, CEO & Director

Common            Robert Chmiel                               0             0.0%
                  Chief Financial Officer

Common            Jeanne Bowen Nix (2)(3)               600,000             1.6%
                  Secretary/Treasurer

Common            Farrald & Arlene Belote            15,450,000            41.7%
                  Chairman & Director

Common            Charles & Christine Kite (3)          600,000             1.6%
                  Director

All Officers and Directors as a Group  (5 persons)

(1) Includes 1,400,000, shares owned by (i) Jeanne Bowen Nix (600,000), (ii) Perdase Holdings, Inc., (400,000), and (iii) Jenco Capital Corp. (400,000) of which Jon Nix is a beneficial owner.

(2)  Jon Nix and Jeanne Bowen Nix are husband and wife.

(3)  Jeanne Bowen Nix is Charles Kite's step-daughter.

All of the above disclaim any beneficial ownership in shares owned by family members.

Notes to the table:

     Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                             OFFICERS AND DIRECTORS

                                    Officers

Name                Age               Position
Jon Nix             33                Chief Executive Officer,
                                      President and Director
Robert Chmiel       43                Chief Financial Officer
Jeanne Bowen Nix    33                Secretary/Treasurer
Farrald Belote      68                Chairman

The following individuals comprise the management as of October 15, 2003. Additional staff and consultants will be added as the company grows.

JON NIX, age 33, President, Chief Executive Officer and Director. Mr. Nix is National Coal Corp's founder and possesses over eight years experience in the financial industry. He is the founder of Jenco Capital Corporation, a Tennessee consulting and holding corporation. He is also a cofounder of Medicine Arm-In-Arm, Inc., a nonprofit children's charity that provides medical services to underprivileged children around the world. He holds a Bachelor of Arts degree in Economics from the University of Tennessee, 1992. He is a Director and President of Kyten Energy Corporation (2001 - present). He has been a director and President of National Coal Corp., a Tennessee corporation, since January 2003, which is the operating subsidiary.

ROBERT CHMIEL, age 43, is Chief Financial Officer. From December 2000 to April 2003 Mr. Chmiel served as CFO/COO of Brilliant Digital Entertainment, Inc. (AMEX:BDE), a publicly traded software firm where he managed 5 separate debt and equity financings. Previously, he was the President/COO (1999-2000) and co-founder of Phase2Media, Inc., a privately held Internet advertising sales and marketing firm. In 1998, Mr. Chmiel was Chief Financial Officer for BarnesandNoble.com (NASDAQ:BNBN) prior to the company's IPO. Mr. Chmiel was employed at the Walt Disney Company, where he served as Vice President, Finance & Operations (1995-1998) for the original team which launched Disney's online operations, after having joined the company in 1992 as Director of Finance & Operations for Disney Magazine Publishing. His other business experience includes working for Oppenheimer as an associate in the corporate finance department, and started his career as an internal auditor for the Dun & Bradstreet Corporation. Mr. Chmiel earned his MBA from the Wharton School of Business at the University of Pennsylvania in 1987 and his BA in Economics from the College of the Holy Cross in 1982.

JEANNE BOWEN NIX, Secretary/Treasurer, age 33. Ms. Bowen Nix has held a license to practice law in the State of Tennessee since 1997. She is a junior partner in the East Tennessee law firm of Kite, Bowen and Associates, P.A. and specializes in general corporate matters and real estate services. She graduated cum laude from the University of Tennessee in May of 1993 with a Bachelor of Arts degree in Psychology, and received her Juris Doctorate degree from Louisiana State University Law School in May of 1997. Ms. Bowen Nix has been secretary/treasurer of National Coal Corp since its inception in January of 2003. She has also been a secretary/treasurer of Kyten Energy since its inception in 2001. Ms. Bowen Nix has been Secretary and Treasurer of National Coal Corp., a Tennessee corporation, since January 2003, which is the operating subsidiary.

FARRALD BELOTE, age 68, Chairman and Director. Mr. Belote has had business experience dating back to 1958 in the energy sector. He is presently CEO of Litigation Research in Houston, TX (1995-date). He is also a co-founder of Medicine Arm-In-Arm, Inc., a nonprofit children's charity that provides medical services to underprivileged children around the world. IBM Sales and Marketing, 1964-1984: with emphasis on the energy sector. BA, Mathematics, Texas A&M, 1958. He has been a director of National Coal Corporation, a Tennessee corporation, since January 2003, which is the operating subsidiary.


                                                    Board of Directors

Name                                        Age               Position
----                                        ---               --------
Charles Kite                                58                Director
Jon Nix - See above
Farrald Belote - See above

Charles Kite -

     CHARLES KITE, age 58, Director. Mr. Kite, an attorney since 1973, is general counsel of National Coal Corp. He has a general practice in Sevierville, Tennessee, and specializes in commercial business representation, tax representation and litigation, estate planning, and probate matters. After serving ten years as the Senior Trial Attorney in the Office of the Chief Counsel for the Internal Revenue Service in Philadelphia, Pennsylvania and in Nashville, Tennessee, he transferred to Knoxville, Tennessee to assist in opening the Knoxville branch of the law offices of Heiskell, Donelson, Bearman, Adams, Williams & Kirsch. The next five years, Mr. Kite was a senior partner with the law firm of Brabson, Kite and Vance in Sevierville, Tennessee, and thereafter for the following seven years was a sole practitioner in association with various attorneys in the East Tennessee area. He is currently, and from 1997 has been, the senior partner in the law firm of Kite, Bowen & Associates, P.A. He is a graduate of the University of Tennessee (JD-1973) and of Carson Newman College (BA-1967). He has been a director of National Coal Corp., a Tennessee corporation, since January 2003, which is the operating subsidiary.

                                  COMPENSATION

Executive and Directors Compensation

                  Table 1: Executive and Director Compensation

                                    Annual Compensation
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
Name & Principal Position     Fiscal     Salary ($)     Bonus ($)  Other         Annual  Restricted       Securities
                              Year                                 Compensation ($)      Stock  Award(s)  Underlying
                                                                                         ($)              Options/   SARS
                                                                                                          (#)
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
Jon  Nix, President, CEO &    2001       $0             $0         $0                    $0               0
Director
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
                              2002       $0             $0         $0                    $0               0
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
Robert Chmiel, Chief          2001       $0             $0         $0                    $0               0
Financial Officer
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
                              2002       $0             $0         $0                    $0               0
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
Jeanne Bowen Nix,             2001       $0             $0         $0                    $0               0
Secretary/Treasurer
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
                              2002       $0             $0         $0                    $0               0
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
Farrald  Belote, Chairman &   2001       $0             $0         $0                    $0               0
Director
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
                              2002       $0             $0         $0                    $0               0
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
Charles Kite, Director        2001       $0             $0         $0                    $0               0
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
                              2002       $0             $0         $0                    $0               0
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
Konrad C. Kim                 2001       $0             $0         $0                    $0               0
Former  President & Director
(resigned 2003)
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
                              2002       $0             $0         $0                    $0               0
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
Seema  Wasil, Former          2001       $0             $0         $0                    $0               0
Secretary & Director
(resigned 2003)
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
                              2002       $0             $0         $0                    $0               0
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
Rahul Rametra,                2001       $0             $0         $0                    $0               0
Former  Director   (resigned
2003)
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------
                              2002       $0             $0         $0                    $0               0
----------------------------- ---------- -------------- ---------- --------------------- ---------------- ----------------


Agreements with Officers
In April and July 2003, the Board of Directors entered into employment agreements with officers for a two-year period providing for bonuses not to exceed fifty percent of the annual salaries set forth below:

                  Chairman of the Board             $240,000
                  President                          240,000
                  Chief Financial Officer            144,000
                  Secretary/Treasurer                 96,000
                  Operations Manager                  72,000

On June 30, 2003, the Board of Directors assigned a ten-year, $.25 per ton royalty interest on coal sold, to both the Chairman of the Board and the President. In the event any mineral properties are sold prior to end of the ten-year period, the obligation is to be settled by paying 12 1/2% of the sales price to each individual.

ITEM 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

       None.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

            Exhibits:

       Pro Forma Financial Information for National Coal Corp., Inc.

                Audited financial statements for year ended 3/30/03 for National Coal Corp

                Interim Financial Statements for period ended 6/30/03
                 for National Coal Corp Incorporated

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 4, 2003                   NATIONAL COAL CORP


                                           /s/Jon Nix
                                       By: -------------------------------------
                                           Jon Nix, President

                                   (EXHIBIT A)

                            NATIONAL COAL CORPORATION

                      INDEX TO AUDITED FINANCIAL STATEMENTS


                                                                          Page


I. Report of Independent Public Accountants                                  56

II.  Financial Statements:

         Balance Sheet
         March 31, 2003 (audited)                                            57

         Statement of Operations
         Inception (January 30, 2003) to March 31, 2003 (audited)            58

         Statement of Cash Flows
         Inception (January 30, 2003) to March 31, 2003 (audited)            59

         Statement of Changes in Stockholders' Deficiency
         Inception (January 30, 2003) to March 31, 2003 (unaudited)          60

         Footnotes to Financial Statements                                   61

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors
National Coal Corporation
Knoxville, Tennessee


We have audited the accompanying balance sheet of NATIONAL COAL CORPORATION (an exploration stage company) as of March 31, 2003, and the related statements of operations, cash flows and changes in stockholders' deficiency for the period from its inception (January 30, 2003) to March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards of the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of NATIONAL COAL CORPORATION at March 31, 2003, and the results of its operations and its cash flows for the period from its inception to March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's significant operating losses, working capital deficit and stockholders' deficiency raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Gordon, Hughes & Banks

Greenwood Village, Colorado
August 27, 2003





                           NATIONAL COAL CORPORATION
                         (An Exploration Stage Company)
                                 BALANCE SHEET
                                 MARCH 31, 2003

ASSETS                                                                                                            AUDITED

CURRENT ASSETS
             Cash and cash equivalents                                                                           $ 1,220,798
             Prepaid and other                                                                                         5,000
                                                                                                                   ----------
                           Total current assets                                                                    1,225,798
                                                                                                                   ----------

OTHER ASSETS
             Deposit to acquire mineral property                                                                   1,270,000
             Loan acquisition costs, less $5,725 accumulated amortization                                            406,510
             Mining equipment held for sale                                                                           30,000
             Mining permit                                                                                            30,000
                                                                                                                  -----------
                           Total other assets                                                                       1,736,510
                                                                                                             ----------------

                           Total Assets                                                                       $     2,962,308
                                                                                                             ================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
             Notes payable                                                                                    $     3,408,902
             Accounts payable                                                                                          14,875
             Accrued interest payable                                                                                  11,989
                                                                                                             ----------------
                           Total current liabilities                                                                3,435,766
                                                                                                             ----------------

NOTE PAYABLE TO RELATED PARTY                                                                                         150,000
                                                                                                             ----------------

                           Total Liabilities                                                                  $     3,585,766
                                                                                                             ----------------

STOCKHOLDERS' DEFICIENCY
             Common stock, no par value; 20 million shares authorized;
                  17,100,000 shares issued and outstanding                                                            171,000
             Deficit accumulated in the development stage                                                            (794,458)
                                                                                                             -----------------
                           Total stockholders' deficiency                                                            (623,458)
                                                                                                             -----------------

                           Total Liabilities and Stockholders' Deficiency                                     $     2,962,308
                                                                                                             ================





                           NATIONAL COAL CORPORATION
                         (An Exploration Stage Company)
                            STATEMENT OF OPERATIONS
             INCEPTION (JANUARY 30, 2003) TO MARCH 31, 2003 AUDITED



EXPENSES
                     General and administrative                                                           $       776,744
                     Interest                                                                                      11,989
                     Amortization                                                                                   5,725
                                                                                                         ----------------

                                          Total expenses                                                          794,458
                                                                                                         ----------------

NET (LOSS)                                                                                                $      (794,458)
                                                                                                         =================


PRO FORMA (LOSS) PER SHARE*                                                                               $         (0.02)
                                                                                                         =================

PRO FORMA WEIGHTED AVERAGE COMMON SHARES OUTSTANDING*                                                           33,731,667
                                                                                                         =================

* See Note 2 - Earnings (Loss) Per Share





                           NATIONAL COAL CORPORATION
                         (An Exploration Stage Company)
                        STATEMENT OF CASH FLOWS AUDITED
                 INCEPTION (JANUARY 30, 2003) TO MARCH 31, 2003


CASH FLOWS FROM OPERATING ACTIVITIES
 Net (loss)                                                                                                    $      (794,458)
 Adjustments to reconcile net (loss) to
  net cash provided by operating activities
   Amortization                                                                                                          5,725
   Stock issued for services                                                                                           153,500
   Non-cash compensation                                                                                               191,000
   Changes in operating assets and liabilities:
    Prepaid and other                                                                                                   (5,000)
    Accounts payable and accrued liabilities                                                                            26,864
                                                                                                              ----------------
                                                            Net cash flows provided (to) operating activities         (422,369)
                                                                                                              -----------------

CASH FLOWS FROM INVESTING ACTIVITIES

 Deposit made to acquire mineral property                                                                           (1,270,000)
 Cash paid for mining permit                                                                                           (30,000)
 Partial payment for mining equipment, subsequently sold                                                                (7,000)
                                                                                                              -----------------
                                                       Net cash flows provided from (to) investing activities       (1,307,000)
                                                                                                              -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from issuance of convertible debt, less acquisition costs                                                  2,782,667
 Proceeds from related party debt                                                                                      150,000
 Proceeds from issuance of common stock                                                                                 17,500
                                                                                                              ----------------
                                                       Net cash flows provided from (to) financing activities        2,950,167
                                                                                                              ----------------

NET INCREASE (DECREASE) IN CASH                                                                                      1,220,798

CASH AND EQUIVALENTS, BEGINNING OF PERIOD                                                                                    -
                                                                                                              ----------------

CASH AND EQUIVALENTS, END OF PERIOD                                                                            $     1,220,798
                                                                                                              ================

SUPPLEMENTAL DISCLOSURES
 Interest paid                                                                                                 $          -
 Income taxes paid                                                                                                        -
 Non-cash investing and financing transactions:
  Assumption of promissory notes from Strata Coal, LLC:
   Charged to operations                                                                                       $       191,000
   Partial payment for mining equipment, subsequently sold                                                              23,000



                           NATIONAL COAL CORPORATION
                         (An Exploration Stage Company)
                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY



                                                 Common Stock                             Accumulated
                                          Shares                Amount                      Deficit                      Total
                                          ------                ------                      -------                      -----

Inception, January 30, 2003                         -                      -                           -                          -

 Sale of stock for cash ($.01 per share) 1,750,000.00              17,500.00                           -                  17,500.00

 Issuance of stock for services
  ($.01 per share)                      15,350,000.00             153,500.00                           -                 153,500.00

 Net (loss)                                         -                      -                  (794,458.00)              (794,458.00)
                                        -------------             ----------                  -----------                -----------
Balance, March 31, 2003                 17,100,000.00             171,000.00                  (794,458.00)              (623,458.00)
                                        =============             ==========                  ===========                ===========

                           NATIONAL COAL CORPORATION
                         (An Exploration Stage Company)
                       FOOTNOTES TO FINANCIAL STATEMENTS


Note #1 - Organization and Business

Nature of Operations - Description of Business
National Coal Corporation (an exploration stage company - "NCC" or the "Company") was incorporated in Tennessee on January 30, 2003. The intended principal activity of the Company is surface coal mining. Since its inception through March 31, 2003, the Company's activities have consisted of strategic, organizational, property acquisition and financing matters. As of March 31, 2003, production had not commenced and NCC had no proven reserves, as the term is defined by the Securities and Exchange Commission. Accordingly, the Company is considered to be in the exploration stage. The Company's corporate offices are located in Knoxville, Tennessee.

On April 11, 2003, NCC entered into an Agreement and Plan of Reorganization with Southern Group International, Inc. ("SGI" - Note 8 - Reorganization).

Liquidity and Going Concern Considerations
These financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. Through March 31, 2003 the Company had no revenue but incurred approximate operating losses of $(794,000), resulting in a working capital deficit of $(2,210,000) and a stockholders' deficiency of $(623,000). Management intends to continue with steps it has taken to begin coal removal operations resulting in cash flow. Management may also seek to raise additional funds through private placements of stock, other long-term or permanent financing, or short-term borrowings. However, the Company currently cannot be certain that it will be able to obtain such funds or determine the outcome of this matter. Accordingly, these factors raise some doubt about the Company's ability to continue as a going concern.

Note #2 - Summary of Significant Accounting Policies

Use of Estimates
Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements
In October 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities, ("SFAS No. 146"). SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. SFAS No. 146 establishes revised accounting rules for recording a liability for costs associated with an exit or disposal activity when such liability has occurred rather than when a company has committed itself to the exit or disposal activity. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002 and are not expected to have an effect on the Company's financial position or results of operations given the Company's current operating activities.

SFAS No. 147, Acquisitions of Certain Financial Institutions, was issued in December 2002 and is not expected to apply to the Company's current or planned activities.

In December 2002, the FASB approved Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123 (SFAS No. 148). SFAS No. 148 amends Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123) to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company has not issued any stock-based employee compensation to date, and does not anticipate that this pronouncement will result in any impact on these financial statements.

In April 2003, the FASB approved SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 is not expected to apply to the Company's current or planned activities.

In June 2003, the FASB approved SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (SFAS No. 150). SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is not expected to have an effect on the Company's financial position.

Revenue Recognition
Revenue and the related receivables for royalties and sold coal are recorded in the accounting records on an accrual basis. Coal sales are recognized when the coal is shipped and all significant obligations have been satisfied.

Statement of Cash Flows
For the purpose of reporting cash flows, cash equivalents include all highly liquid investments with a maturity of three months or less at the time of purchase.

Property and Equipment
Property and equipment are recorded at cost. Expenditures for renewals and improvements are charged to the property accounts. Replacements, maintenance and repairs that do not improve or extend the life of the respective asset are expensed as incurred. The Company removes the cost and the related accumulated depreciation from the accounts for assets sold or retired and the resulting gains or losses are included in the results of operations.

Depreciation is provided using the straight-line method over the estimated useful lives of equipment (three to fifteen years), or in the case of leases, the term of the related lease, if shorter.

Loan Acquisition Costs
Loan acquisition costs, related to convertible notes payable, are being amortized using the straight-line method over the twelve-month term of the debt.

Long-Lived Assets
Long-lived assets, such as property and equipment and intangible assets are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No impairment expense was recognized through March 31, 2003.

Reclamation
It is the Company's policy to recognize the fair value of future land reclamation costs over the related economic life of mineral properties. As of March 31, 2003, the Company did not have any reclamation obligations.

Fair Value of Financial Instruments
The carrying amounts for cash, notes payable and accrued liabilities approximate fair value because of their short-term maturities. The fair value of notes payable approximates fair value because of the market rate of interest on the debt.

The determinations of fair value discussed above are subjective in nature and involve uncertainties and significant matters of judgment and do not include income tax considerations. Therefore the results cannot be determined with precision and cannot be substantiated by comparison to independent market values and may not be realized in actual sale or settlement of the instruments.

Comprehensive Income
For the periods presented, the Company had no items of comprehensive income or loss, and accordingly, comprehensive income is the same as the net loss reported.

Income Taxes
Income taxes are accounted for using the liability method. Under this method deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent realization is uncertain.

Earnings (Loss) Per Share
Basic earnings per share are computed using the weighted average number of shares outstanding during each period. Diluted earnings per share is computed on the basis of the average number of common shares outstanding and the dilutive effect of convertible notes payable, stock options and warrants using the "treasury stock" method. Basic and diluted earnings per share are the same during the period presented since the Company had a net loss and the inclusion of convertible shares and stock warrants would be anti-dilutive.
All pro forma share and per share amounts reflect the retroactive effect of the merger of NCC and SGI as described in Note 8 at a two-for one exchange ratio and are based on SGI equivalent shares.

Stock-Based Compensation
The Company accounts for stock-based compensation using Accounting Principles Board's Opinion No. 25 ("APB 25"). Under APB 25, compensation expense is recognized for stock options with an exercise price that is less than the market price on the grant date of the option. For stock options granted employees or directors with exercise prices at or above the market value of the stock on the grant date, the Company has adopted the Financial Accounting Standards Board ("FASB") disclosure-only provisions of Statement of Financial Accounting Standards No. 123 Accounting for Stock-Based Compensation ("SFAS 123"). As of March 31, 2003, the Company had not granted any stock-based compensation instruments to employees or directors.

Note #3 - Notes Payable

Notes payable to consist of the following:
Convertible  notes  payable  dated March 24, 2003,  12%  interest,  payable with                 $3,194,902
accrued  interest  upon the earlier of 1) March 25,  2004,  or 2) the closing of certain financing, merger or disposition activities.

Note  payable  to a trust  owned by an  officer  dated  February  20,  2003,  8%                    150,000
interest,  payable  with  accrued  interest  upon the earlier of 1) February 20,
2005, or 2) the closing of certain financing,  merger or disposition activities.
Note payable and royalty agreement, 12% interest, paid June 25, 2003. 67,000

Note payable and royalty agreement, 12% interest, paid August 20, 2003.                              67,000

Note payable, non-interest bearing, paid April 3, 2003.                                              40,000

Note payable, 12% interest, paid June 12, 2003.                                                      40,000

                                                                                     ----------------------------------------

Total                                                                                              $ 3,558,902
                                                                                     ========================================

Future maturities of notes payable are as follows:
                  Twelve Months     Ending March 31,

                            2004:   $3,408,902
                            2005:      150,000
                                    $3,558,902

Note #4 - Income Taxes

Deferred income tax assets and liabilities are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. Deferred income tax assets are recorded to reflect the tax consequences on future years of income tax carryforward benefits, reduced by a valuation allowance for future benefit amounts not expected to be realized by the Company. A tax benefit has not been reported in the accompanying financial statements for the operating loss carried forward because the Company is uncertain as to the likelihood of utilization.

At March 31, 2003, the Company's net deferred income tax asset is comprised of the following:

Net operating loss carryforward benefit                  $ 119,000
Valuation allowance                                       (119,000)
                                                          ----------
         Net deferred income tax asset                      $  -0-
                                                          ============

As of March 31, 2003, the Company had a net operating loss carryforward of approximately $795,000 that expires in 2023. As a result of the ownership changes resulting from the merger with Southern Group International, Inc., utilization of the loss carryforward will be substantially limited.

Note #5 - Common Stock

Issuance of Stock for Services
In January 2003, a total of 15,350,000 shares of common stock were granted to the four founding officer/directors of the Company for services. The stock was valued at $153,500 ($.01 per share) based on stock transactions for cash with unrelated individuals (see below).

Issuance of Stock for Cash
In January and February 2003, a total of 1,750,000 shares of common stock were sold to individuals for $17,500 ($.01 per share).

Convertible Debt and Warrants to Purchase Common Stock
In March 2003, the Company issued two convertible notes payable for a total of $3,194,902. The notes and related accrued interest are convertible into common stock at $.50 per share. The convertible note holders also received warrants to purchase a total of 1,597,250 shares of common stock at $.55 per share for two years. AS of March 31, 2003, none of the warrants have been exercised.

Note #6 - Related Party Transactions

On February 26, 2003, the NCC acquired mining equipment and certain other intangible mining rights and information from Strata Coal, LLC ("Strata") for $47,000 ($7,000 cash and a non-interest bearing promissory note) and assumption of promissory notes payable to unrelated parties totaling $174,000. The Company also assumed $14,875 of Strata accounts payable. Strata is owned by the Chairman of the Board and the President of NCC. Since the Strata transaction involved related parties, primarily for intangible consideration, the $205,875 purchase price (exclusive of the mining equipment subsequently sold -see below), has been expensed. Subsequent to March 31, 2003 the promissory notes (totaling $214,000) have been paid and on June 11, 2003 the mining equipment was sold to Jenco Capital Corporation ("Jenco") for $30,000. The President of NCC is also stockholder of Jenco.

On March 31, 2003, the Company paid the Chairman of the Board and its President $150,000 each for organization, development and promotion activities to start the Company.

Note #7 - Commitments and Contingencies

Leases
On March 1, 2003, the Company entered into an agreement to lease an office in Georgia at $600 per month on a month-to month basis. On April 1, 2003, the Company entered into an agreement to lease its Knoxville office for nine months at $1,800 per month with an option to renew for an additional nine months. Rental expense for these lease commitments totaled approximately $600 through March 31, 2003.

Contract with Financial Consultant
On February 1, 2003, the Company entered into a personal service contract with a financial consultant for six months at $4,000 per month.

Concentration of Credit Risk
Statement of Financial Accounting Standards No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires disclosure of significant concentration of credit risk regardless of the degree of such risk.

The Company transacts the majority of its business with one financial institution. Periodically, the amount on deposit in the financial institution providing commercial banking services exceeds the $100,000 federally insured limit. Management believes that this financial institution is financially sound.

Note #8 - Events Subsequent to March 31, 2003

Reorganization
On April 11, 2003, NCC entered into an Agreement and Plan of Reorganization to acquire 34.2 million shares of Southern Group International, Inc. common stock for all of NCC's outstanding common stock and a $50,000 to retire 500,000 shares of SGI common stock. The $50,000 payment was made in March 2003 and recorded by NCC as an administrative expense. SGI is an inactive registrant that incorporated in Florida on August 10, 1995. The shares were exchanged on April 30, 2003. Immediately after the transaction, the former NCC shareholders owned approximately 94.8% of SGI's common stock. Coincident with the transaction, SGI changed its name to National Coal Corporation.

The reorganization will be recorded as a recapitalization effected by a reverse merger wherein NCC is treated as the acquiree for accounting purposes, even though it is the legal acquirer. Since SGI is a non-operating entity with limited business activity, goodwill will not be recorded. An unaudited pro-forma summary of consolidated net liabilities on March 31, 2003 is set forth below:

                                              NCC                    SGI               Consolidated
                                              ---                    ---               ------------
Cash and equivalents                     $1,220,798                $    227           $ 1,221,025
Other current assets                          5,000                       -                 5,000
Other assets                              1,736,510                       -             1,736,510
Notes payable and current liabilities
                                         (3,585,766)                (13,922)           (3,599,688)
                                         -----------               ----------         -------------
Net liabilities                          $ (623,458)               $(13,695)         $   (637,153)
                                         ===========               =========          =============

The following unaudited pro forma consolidated results of operations for the twelve months ended March 31, 2003 and 2002 (which includes NCC activity solely for the period since its inception to March 31, 2003) and assumes the business combination had occurred April 1, 2001:

                                          Year Ended March 31,
                                      2003                  2002
                                      ----                  ----
Revenues                          $          -0-        $        -0-
                                  ==============        ============
Net income (loss)                     $(804,705)           $(26,039)
                                     ==========            =========
Net income (loss) per share*      $        (.02)        $      (.00)
                                  ================        ===========

*Based on 1,887,381 SGI shares outstanding prior to the reverse merger and 34,200,000 SGI shares issued as a result of the merger.

In Management's opinion, the unaudited pro forma results of operations are not indicative of the actual results that would have occurred if the acquisition had taken place at the beginning of the periods presented and are not intended to be a projection of future results.

Common Stock Transactions
Subsequent to the April 2003 merger of NCC/SGI, 1,350,000 shares of SGI common stock were issued for a total of $270,000.

In June 2003, 421,450 shares of SGI common stock were re-purchased for $21,073 and cancelled.

Acquisitions and Dispositions of Mineral Interests
On April 9, 2003, the Company acquired approximately 65,000 acres of coal mineral rights underlying properties in Anderson, Campbell and Scott Counties, Tennessee for $1,270,000 (the "New River Tract"). A deposit for the purchase price of the coal mineral rights underlying the properties was made on March 27, 2003, of which $40,000 was paid to a law firm of which a NCC officer and a NCC director are members.

On May 20, 2003, the Company entered into a $1,196,000 contract to acquire coal mineral rights underlying properties in Anderson and Campbell Counties, Tennessee (approximately 31,000 acres - the "High Top Tract," and surface rights on approximately 1,738 acres of four tracts - the "Premium Coal Surface," "Buffalo Mountain Tract," "Fork Mountain Tract," and "Patterson Mountain Tract").

In July and August 2003, the Company sold future royalty rights varying from $1 per ton to $2 per ton to a company partially owned by the President of NCC for approximately $325,000.

Mining Equipment
In April and June 2003, the Company entered into contacts to purchase mining equipment totaling $170,500. On May 30, 2003, the Company entered into short-term lease agreements for mining equipment with initial combined monthly rents totaling $91,900 totaling approximately $1,033,000.

Contract with Financial Consultants
On April 7, 2003, the Company entered into a personal service contract with a financial consultant at $2,500 per month for twelve months.

On July 24, 2003, the Company contracted with another consultant to prepare a Private Placement Memorandum describing the Company for $10,000.

Information Technology Contracts
On April 3, 2003, the Company entered into a contract to acquire managerial and financial application software for $38,250.

On April 14, 2003, the Company retained a consultant to design the Company's website for approximately $25,600.

Agreements with Officers
In April and July 2003, the Board of Directors entered into employment agreements with officers for a two-year period providing for bonuses not to exceed fifty percent of the annual salaries set forth below:

                  Chairman of the Board                               $240,000
                  President                                            240,000
                  Secretary/Treasurer                                   96,000
                  Operations Manager                                    72,000

                                   (EXHIBIT B)

                            NATIONAL COAL CORPORATION

                     INDEX TO UNAUDITED FINANCIAL STATEMENTS

                                                                        Page


I.  Financial Statements:

         Condensed Consolidated Balance Sheet
         June 30, 2003 (unaudited)                                           67

         Condensed Consolidated Statement of Operations
         Inception (January 30, 2003) to June 30, 2003 (unaudited)           68

         Condensed Consolidated Statement of Cash Flows
         Inception (January 30, 2003) to June 30, 2003 (unaudited)           69

         Condensed Consolidated Statement of Changes in
         Stockholders' Deficiency
         Inception (January 30, 2003) to June 30, 2003 (unaudited)           70






                           NATIONAL COAL CORPORATION
                         (An Exploration Stage Company)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2003

                                                                                                                 Unaudited
ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                                            $      389,279
   Accounts receivable                                                                                           8,608
   Accounts receivable, officer                                                                                  5,000
   Prepaid and other                                                                                            58,845
                                                                                                                ------
      Total current assets                                                                                     461,732

PROPERTY & EQUIPMENT
   Coal and mineral rights                                                                                   1,307,917
   Mining equipment                                                                                            960,415
   Computer equipment and software                                                                              79,969
   Automobile and mobile equipment                                                                              61,232
   Office equipment and furniture                                                                               25,611
                                                                                                       ---------------
                                                                                                             2,435,144
   Less accumulated depreciation                                                                               (42,624)
                                                                                                       -----------------------------
         Total property & equipment, net                                                                     2,392,520
                                                                                                       -----------------------------

LOAN ACQUISITION COSTS, less $163,359.98 accumulated amortization                                              248,876
                                                                                                       -----------------------------

                                                                                                       -----------------------------
      Total Assets                                                                                      $    3,103,128
                                                                                                       =============================


LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
   Notes payable                                                                                        $    3,262,527
   Capital lease obligations                                                                                   707,916
   Accounts payable                                                                                              3,637
   Accrued expenses                                                                                             17,095
   Accrued payroll taxes payable                                                                                15,258
   Accrued interest payable                                                                                    118,721
   Note payable related party                                                                                  150,000
                                                                                                       ---------------
      Total current liabilities                                                                              4,275,154

      Total Liabilities                                                                                      4,275,154
                                                                                                       ---------------

STOCKHOLDERS' DEFICIENCY
   Preferred stock, $.0001 par value; 10 million shares authorized;
      no shares issued and outstanding                                                                              -
   Common stock, $.0001 par value; 80 million shares authorized;
      36,190,931 shares issued and outstanding                                                                   3,619
   Additional paid-in capital                                                                                  237,297
   Deficit accumulated in the exploration stage                                                             (1,412,942)
                                                                                                       ----------------
      Total Stockholders' Deficiency                                                                        (1,172,026)
                                                                                                       ----------------

                                                                                                       -----------------------------
      Total Liabilities and Stockholders' Deficiency                                                    $    3,103,128
                                                                                                       =============================





                           NATIONAL COAL CORPORATION
                         (An Exploration Stage Company)
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
            INCEPTION (JANUARY 30, 2003) TO JUNE 30, 2003 Unaudited


REVENUES
                   Royalty receipts                                                                $       17,275

EXPENSES
                   Cost of sales                                                                          112,322
                   General and administrative                                                           1,066,098
                   Interest                                                                               121,415
                   Depreciation                                                                            42,624
                   Amortization                                                                           163,360
                                                                                                  ---------------

                                     Total expenses                                                     1,505,819
                                                                                                  ---------------

OTHER NCOME
                   Gain on sale of securities                                                              75,602
                                                                                                  ---------------

                                                                                                  ----------------
NET (LOSS)                                                                                             (1,412,942)
                                                                                                  ================

BASIC AND DILUTED NET (LOSS) PER SHARE                                                             $        (0.04)
                                                                                                  ================

WEIGHTED AVERAGE COMMON SHARES                                                                         36,190,931
                                                                                                  ================






                           NATIONAL COAL CORPORATION
                         (An Exploration Stage Company)
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
            INCEPTION (JANUARY 30, 2003) TO JUNE 30, 2003 Unaudited


CASH FLOWS FROM OPERATING ACTIVITIES
 Net (loss)                                                                                        $   (1,412,942)
 Adjustments to reconcile net (loss) to
 net cash provided by operating activities
  Depreciation                                                                                             42,624
  Amortization                                                                                            163,360
  Stock issued for services                                                                               153,500
  Non-cash compensation                                                                                   191,000
  Changes in operating assets and liabilities:
  Receivables                                                                                             (13,608)
  Prepaid and other                                                                                       (58,845)
  Accounts payable and accrued liabilities                                                                153,824
                                                                                                  ---------------
                                            Net cash flows provided (to) operating activities           (788,087)
                                                                                                  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES

 Acquisition of coal and mineral rights                                                               (1,307,917)
 Equipment and vehicles purchased                                                                       (351,312)
 Sale of mining equipment to related party                                                                23,000
                                                                                                  --------------
                                       Net cash flows provided from (to) investing activities         (1,629,229)
                                                                                                  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from issuance of convertible debt, less acquis. costs                                        2,782,667
 Proceeds from issuance of related party debt                                                            150,000
 Payment of notes payable                                                                               (159,500)
 Payments on capital leases                                                                              (68,000)
 Proceeds from issuance of common stock                                                                  122,500
 Repurchase and cancellation of common stock                                                             (21,072)
                                                                                                  ---------------
                                       Net cash flows provided from (to) financing activities          2,806,595
                                                                                                  --------------

NET INCREASE (DECREASE) IN CASH                                                                          389,279

CASH AND EQUIVALENTS, BEGINNING OF PERIOD                                                                      -
                                                                                                  --------------

CASH AND EQUIVALENTS, END OF PERIOD                                                                $     389,279
                                                                                                  ==============

SUPPLEMENTAL DISCLOSURES
  Interest paid                                                                                    $       2,694
  Income taxes paid                                                                                            -
  Non-cash investing and financing transactions:
  Net liabilities of Southern Group International, Inc.
   at date of reverse merger (April 30, 2003)                                                             14,012
  Capital lease obligations                                                                              775,916
  Assumption of promissory notes from Strata Coal, LLC:
   Charged to operations                                                                           $     191,000



                           NATIONAL COAL CORPORATION
                         (An Exploration Stage Company)
          CONSOLIDATED CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS'
                                   DEFICIENCY

                                    Unaudited



                                                           Common Stock                          Additional
                                     ----------------------------------------------------------

                                                  NCC                          SGI                Paid- In      Accumulated
                                     ----------------------------------------------------------
                                         Shares         Amount        Shares        Amount        Capital         Deficit     Total
                                     -----------------------------------------------------------------------------------------------

Inception, January 30, 2003                 -             $ -              -          $ -           $ -         $ -           $ -

  ssuance of stock for services
 I($.01 per share)                        15,350,000       153,500         -            -             -           -         153,500

 Sale of stock for cash:
       NCC - $.01 per share                1,750,000        17,500         -            -             -           -          17,500
       SGI - $.20 per share                 -              -             525,000       52       104,948           -         105,000

  tock repurchased and canceled
 S($.05 per share)                          -              -           (421,450)      (42)      (21,030)          -         (21,072)

 Reorganization April 30, 2003:
       Net liabilities of SGI               -              -           1,887,381      189       177,034      (191,235)      (14,012)
        ssuance of SGI shares
       Ito NCC shareholders              (17,100,000)     (171,000)   34,200,000    3,420       (23,655)      191,235              -

 Net (loss)                                       -             -             -         -             -    (1,412,942)   (1,412,942)
                                         -----------  -----------     ---------- ----------  -----------  -----------    -----------

Balance, June 30, 2003                            -           $ -     36,190,931   $3,619      $237,297   ($1,412,942)  ($1,172,026)
                                         ===========  ===========    =========== ==========  =========== ============   ============



Note #1 - Basis of Presentation
National Coal Corporation (an exploration stage company - "NCC" or the "Company") was incorporated in Tennessee on January 30, 2003. The intended principal activity of the Company is surface coal mining. Since its inception through June 30, 2003, the Company's activities have consisted of strategic, organizational, property acquisition and financing matters. As of June 30, 2003, production had not commenced and NCC had no proven reserves, as the term is defined by the Securities and Exchange Commission. Accordingly, the Company is considered to be in the exploration stage.

The accompanying financial statements are unaudited. However, in the opinion of management, the financial statements reflect all adjustments, consisting of only normal recurring adjustments, necessary for fair presentation. Interim results of operations are not necessarily indicative of results for the full year.

These financial statements should be read in conjunction with the financial statements for the period of inception (January 30, 2003) to March 31, 2003 - See Exhibit A.

Reorganization
On April 11, 2003, NCC acquired 34.2 million shares of Southern Group International, Inc. ("SGI") common stock for all of NCC's outstanding common stock. The shares were exchanged on April 30, 2003. Immediately after the transaction, the former NCC shareholders owned approximately 94.8% of SGI's common stock. Coincident with the transaction, SGI changed its name to National Coal Corporation.

The accompanying financial statements include the accounts of NCC from its inception and of SGI from the date of the merger. All intercompany transactions and balances have been eliminated.

The reorganization was recorded as a recapitalization effected by a reverse merger wherein NCC is treated as the acquiree for accounting purposes, even though it is the legal acquirer. Since SGI is a non-operating entity with limited business activity, goodwill was not recorded.

Note #2 - Earnings (Loss) Per Share
Basic earnings (loss) per share are computed using the weighted average number of shares outstanding. Basic and diluted earnings per share are the same during the period presented since the Company had a net loss and the inclusion of convertible shares and stock warrants would be anti-dilutive.

All per share amounts reflect the retroactive effect of the merger of NCC and SGI as described in Note 1. A summary of weighted shares follows:

January 30, 2003 -
   SGI                                                       2,228,931
   NCC                                                      34,200,000
   Purchase of shares                                         (500,000)
February 15, 2003 -
   Conversion of account payable                               141,654
June 17, 2003 -
   Purchase of shares                                          (36,287)
                                                            --------------
      Total                                                 36,034,298
                                                            ==============

Note #3 - Capital Leases
During the three months ended June 30, 2003, the Company entered into four short-term capital lease agreements to acquire mining equipment totaling $775,916.

Note #4 - Events Subsequent to June 30, 2003

Common Stock Transactions
In July 2003, 825,000 shares of common stock were issued for a total of $165,000.

Note Payable Transaction
In August 2003, the Company borrowed $250,000 from Jenco Capital Corporation, an entity owned by the CEO of the Company. The note pays simple interest at an annual rate of 8% and has a maturity of six months, with terms which require an earlier payoff in the event of a successful equity or debt capital raise.

Coal Sales Transactions
During the calendar third quarter of 2003, the Company conducted its first coal sale transactions, with estimated total gross sales of approximately $195,000. The Company continues to both mine and sell commercially its' coal, and booked an estimated additional $170,000 of gross coal sales in the first half of October 2003.

Dispositions of Mineral Interests
In July and August 2003, the Company sold future royalty rights varying from $1 per ton to $2 per ton to a company partially owned by the President of NCC for approximately $325,000.

Contract with Financial Consultant
On July 24, 2003, the Company contracted with a consultant to prepare a Private Placement Memorandum describing the Company for $10,000.

Agreements with Officers
In April and July 2003, the Board of Directors entered into employment agreements with officers for a two-year period providing for bonuses not to exceed fifty percent of the annual salaries, and in September 2003 entered into an employment agreement with the Chief Financial Officer for a six-month period providing for bonuses not to exceed fifty percent of the annual salaries, all as set forth below:

                  Chairman of the Board                            $240,000
                  President                                         240,000
                  Chief Financial Officer                           144,000
                  Secretary/Treasurer                                96,000
                  Operations Manager                                 72,000